EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-204124) of American Express Credit Corporation of our report dated March 1, 2018 relating to the consolidated financial statements of American Express Credit Corporation, which appears in this amendment to the Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
New York, New York
 June 22, 2018